You're invited to join an exclusive community investing in blue-chip art.

- Invest in multimillion-dollar paintings
- Attractive historical price appreciation
- Buy and sell shares on secondary market
- Receive proceeds when the painting sells

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Contemporary Art Market Performance vs. S&P 500 (1995–2020)


30
23
15
8
1995
2000
2005
2010
2015
2020

Citi Global Art Market, Dec 2020

Contemporary Art Annual Appreciation	S&P 500 Annualized Return
14.0%	9.5% (with dividends)

Past performance is no guarantee of future results, and there are significant differences between investing in art and investing in stock, bonds and other asset classes, see important disclosures

The New York Times · New York · CNN · Forbes · CNBC


Investment Statement
$100,000
$24,484.74
$124,484.74
+24.48%
Banksy 'Mona Lisa' Sold!
Initial Offering $1,039,000
Sale Price $1,500,000
Return (net of fees) 32%
Your Proceeds $24,484.74

Our Track Record

- More than $150 million in paintings purchased
- $1-$20 million paintings every ~10 days
- Top buyer in the art market
- Leading research team to understand returns, collaborating with Citi, Bank of America, and more

50+	140K+	$150M+
Total Offerings	Registered Signups	Securitized Assets

Our Artists

Our offerings include paintings by some of the most popular blue-chip and established artists. We've compiled what we believe to be the most complete database of paintings that have been purchased and resold throughout history. This allows us to identify which artist markets are gaining momentum.

$64.1B
Global Sales in 2019
Art Basel & UBS

$1.7T
Art and Collectibles Wealth
Deloitte

86%
Wealth Managers Surveyed Recommend Investing in Art
Deloitte

GO TO PRICE DATABASE

Jean-Michel Basquiat | Andy Warhol | Banksy | Kaws | Yayoi Kusama | George Condo

Repeat Sales History



Purchase Price	$20.9k
Sale Price	$110.5m



Purchase Price	$8.1k
Sale Price	$3.6m



Purchase Price	$122.4k
Sale Price	$29.3m



Purchase Price	$110.0k
Sale Price	$26.0m



Purchase Price	$5.5k
Sale Price	$1.0m



Purchase Price	$70.0k
Sale Price	$13.1m

Past performance is no guarantee of future results, see important disclosures

Our Artists


Mark Rothko
(b. 1903–1970)
13.00%
Historical Appreciation


Joan Mitchell
(b. 1925–1992)
15.78%
Historical Appreciation


Banksy
(b. 1974)
14.10%
Historical Appreciation


Zao Wou-Ki
(b. 1920–2013)
19.80%
Historical Appreciation


Alexander Calder
(b. 1898–1976)
12.70%
Historical Appreciation


Keith Haring
(b. 1958–1990)
16.72%
Historical Appreciation

Historical appreciation is defined as the median annualized appreciation rate across paintings (unless otherwise noted) that have sold at least twice at public auction by a given artist, including purchase and sale commissions paid to the auction house. Appreciation rates are not comparable to, or intended to represent or be a proxy for, returns on Masterworks shares. Masterworks periodically updates historical appreciation rates for auction activity, but such data is not updated in real time and may not include the most recent auction results for any particular artist. Artist information is presented for illustrative purposes only and Masterworks does not own, securitize, purchase or sell works by all of such artists. Past performance is no guarantee of future results.

Buy and Sell Shares

Historically, art investments typically lacked any consistent access to liquidity. Introduced in early 2020, our Secondary Market is the first online platform to enable the buying and selling of art investments, providing the potential for liquidity when life demands it.

GO TO SECONDARY MARKET

We cannot assure you that the Secondary Market, which is currently only available to U.S. persons, will provide a reliable or effective means of monetizing your investment or valuing your shares.


Kaws Secondary Market
Title
Years Painted
Dimensions
BUY MW008
SELL MW008
Bid Price
$23.75
Shares
150
Total
$3,562.50
Wallet Balance
$10,000.00
Continue
Investment Overview
Offering Circular
Auction History
2019 Auction Sales
$108,445,628
Repeat Sales
48
Someone has accepted your offer! Funds have been added to your account.
$24.78
% from IPO
23.9%
Buy Shares
Sell Shares


Annualized Performance (1995–2020)
Contemporary Art
13.6%
S&P 500 Total Return
8.9%
Global Equities
7.0%
Gold
6.5%
US Housing
4.1%


Correlation Factor (1995–2020)
Contemporary Art
S&P 500 Total Return
0.01
Global Equities
0.05
Gold
0.39
US Housing
-0.07

Past performance is no guarantee of future results, and there are significant differences between investing in art and investing in stock, bonds and other asset classes, see important disclosures

Outperformance and Low Correlation

Multimillion-dollar artwork has long been a cornerstone of investing for the ultra-wealthy. Citi Private Bank calculated the long-term correlation coefficient of 0.11 between Art and the S&P 500 Index, which is a very low level of correlation. This is why we believe that contemporary art plays a key role in diversifying any portfolio.

Masterworks 2021 Art As An Investment

Our industry-leading research team regularly publishes a report on art as an asset class.

Download Report

Art as a Hedge Against Inflation

Central Banks around the world are committed to keeping interest rates low for the foreseeable future. But extensive monetary easing plus government spending has increased the risk of inflation in the future. Real assets, notably Contemporary art, have benefitted from falling real interest rates and help provide protection in an inflationary environment, according to our research.


Contemporary Art vs. Real Interest Rates (2000–2020)
Contemporary Art Index (2000 = 1)
10.0
8.0
6.0
4.0
2.0
0.0
2000
2004
2008
2012
2016
2020
Real Interest Rates (%)
8.0
6.0
4.0
2.0
0.0
-2.0
-4.0
Post War & Contemporary Art
Repeat-Sale Pair Index using Standard & Poor's CoreLogic Case-Shiller Indices Methodology.
Treasury Inflation-Indexed Long-Term Average Yield
Measured through July 2020.

Past performance is no guarantee of future results, and there are significant differences between investing in art and investing in stock, bonds and other asset classes, see important disclosures


Loss Frequency (1995–2020)
3-Year Investment Horizons
Contemporary Art 4%
S&P 500 Total Return 24%
Global Equities 24%
Gold 40%
US Housing 20%


Loss Magnitude (1995–2020)
3-Year Investment Horizons
Contemporary Art -0.5%
S&P 500 Total Return -14.5%
Global Equities -16.4%
Gold -13.8%
US Housing -7.2%

Past performance is no guarantee of future results, see important disclosures

Contemporary Art's Low Loss Frequency

Over the past 25 years, Contemporary Art has experienced losses approximately only 4% of the time measured over 3-year investment horizons. Additionally, the global art market declined 26% during the financial crisis of 2008-2009, when the S&P 500 declined by 58%, according to Art Basel & UBS.

How It Works

Masterworks is the first platform for buying and selling shares representing an investment in iconic artworks. Build a diversified portfolio of expertly-vetted works curated by our industry-leading research team.

We Find the Best Artists
We determine which artist markets have the most momentum

We Purchase the Best Art
We acquire the best examples available, at the best price

We Securitize the Artwork
We file an offering circular with the SEC allowing anyone to invest

3–10 Year Hold Period
Receive your pro rata proceeds (net of fees) when the painting sells

Sell Your Shares
You have the option to sell your shares in our secondary market.

REQUEST INVITATION

Press

Barron's Streetwise 11/20/2020


Paintings For Profits: Should Investors Buy Shares of Art?

MacroVoices 10/29/2020


Spotlight #5 The Democratization of Alternative Investments

This Week in Startups 6/24/2019


E1087: Democratizing art as an asset class, indicators of a rapidly appreciating piece of art & more with Masterworks CEO & Founder Scott Lynn

CNBC 6/24/2019


INVESTING IN RARE ART
PROS & CONS

Fox Business 11/23/2020


MASTERWORKS.IO HAS PAINTINGS FOR INVESTMENT FROM ARTISTS LIKE JEAN-MICHEL BASQUIAT
DOW
29,594.07

Bloomberg 10/28/2019



Frequently Asked Questions

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